BOEING 767
                              (A TENANCY-IN-COMMON)

                              FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT






The Owners
Boeing 767:

We have audited the accompanying statements of income, changes in owners' equity, and cash flows of the Boeing 767, a tenancy-in-common, for the year ended December 31, 1999. These financial statements are the responsibility of the owner's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Boeing 767, a tenancy-in-common, terminated in 2000, as the aircraft equipment in the Boeing 767 has been sold.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Boeing 767 for year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. The accompanying 2000 financial statement was not audited by us, and accordingly, we express no opinion or any other form of assurance on them.



/s/ KPMG LLP

SAN FRANCISCO, CALIFORNIA
June 9, 2000



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                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                                 BALANCE SHEETS
                                DECEMBER 31, 2000
                            (in thousands of dollars)






                                                              (unaudited)
                                                          --------------------
ASSETS

Aircraft equipment held for lease, at cost                  $             --
Less accumulated depreciation                                             --
                                                            ------------------
    Net equipment                                                         --

Accounts receivable, less allowance for
      doubtful accounts of $0 in 2000                                     --
Due from affiliates                                                       --
Prepaid expenses                                                          --
                                                            ------------------
      Total assets                                          $             --
                                                            ==================


LIABILITIES AND OWNERS' EQUITY

Liabilities:
Due to affiliates                                          $              --
                                                           -------------------
  Total liabilities                                                       --

  Owners' equity                                                          --
                                                           -------------------

      Total liabilities and owners' equity                 $              --
                                                           ===================





















      See accompanying auditors' report and notes to financial statements.

                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,
                            (in thousands of dollars)

                                                                  2000               1999
                                                               (unaudited)
                                                            ------------------------------------
REVENUES

Lease revenue                                                $           --      $      1,648
Net gain on disposition of aircraft                                      --            24,415
                                                             -----------------------------------
  Total revenues                                                         --            26,063
                                                             -----------------------------------

EXPENSES

Depreciation expense                                                     --             1,186
Management fees to affiliate                                             --                92
Interest expense                                                         --                15
Insurance expense                                                        --                30
Administrative expenses to affiliates                                    --                61
Administrative expenses and other                                         2                68
Provision for (recovery of) bad debts                                   (58)              284
                                                             -----------------------------------
  Total expenses                                                        (56)            1,736
                                                             -----------------------------------

      Net income                                             $           56      $     24,327
                                                             ===================================























      See accompanying auditors' report and notes to financial statements.

                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                     STATEMENTS OF CHANGES IN OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000, AND 1999
                            (in thousands of dollars)







  Owners' equity at December 31, 1998 (unaudited)          $       17,940

 Net income                                                        24,327

 Distributions paid                                               (42,270)
                                                           -----------------

  Owners' equity at December 31, 1999                                  (3)

 Net income(unaudited)                                                 56

 Distributions paid (unaudited)                                       (53)
                                                           -----------------

   Owners' equity at December 31, 2000 (unaudited)         $           --
                                                           =================































      See accompanying auditors' report and notes to financial statements.

                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                            (in thousands of dollars)


                                                                                        2000              1999
                                                                                     (unaudited)
                                                                                   ------------------------------------

OPERATING ACTIVITIES

Net income                                                                        $           56   $         24,327
Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Depreciation                                                                                --              1,186
  Net gain on disposition of aircraft equipment                                               --            (24,415)
  Changes in operating assets and liabilities:
    Accounts receivable, net                                                                  --              1,691
    Due from affiliates                                                                       --              4,043
    Prepaid expenses                                                                          --                  6
    Accounts payable and accrued expenses                                                     --                (15)
    Due to affiliates                                                                         (3)               (60)
    Lessee deposits and reserve for repairs                                                   --             (1,279)
                                                                                  ------------------------------------
      Net cash provided by operating activities                                               53              5,484
                                                                                  ------------------------------------

INVESTING ACTIVITIES

Proceeds from disposition of aircraft                                                         --             36,786
                                                                                  ------------------------------------
      Net cash provided by investing activities                                               --             36,786
                                                                                  ------------------------------------

FINANCING ACTIVITIES

Distributions paid                                                                           (53 )          (42,270 )
                                                                                  ------------------------------------
      Net cash used in financing activities                                                  (53 )          (42,270 )
                                                                                  ------------------------------------

Net change in cash and cash equivalents                                                       --                 --
Cash and cash equivalents at beginning of year                                                --                 --
                                                                                  ------------------------------------
Cash and cash equivalents at end of year                                          $           --   $             --
                                                                                  ====================================


SUPPLEMENTAL INFORMATION:
Interest paid                                                                     $           --   $            268
                                                                                  ====================================









      See accompanying auditors' report and notes to financial statements.

                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

In December 1993, a Tenancy-In-Common Agreement was entered into between PLM Equipment Growth Fund (EGF), a California limited partnership, PLM, Equipment Growth Fund VI (EGFVI), a California limited partnership, and PLM Equipment Growth & Income Fund VII (EGFVII), a California limited partnership (the Partnerships). The tenancy-in-common (TIC) was entered into for the purpose of purchasing a Boeing 767 extended range aircraft. The TIC had no employees nor operations other than the operation of the Boeing 767. The TIC was owned 12% by EGF, 64% by EGFVI, and 24% by EGFVII. PLM Financial Services Inc., (FSI) is the General Partner of the Partnerships owning the TIC. FSI is a wholly-owned subsidiary of PLM International, Inc.

The aircraft was purchased in December 1993 for $40.6 million. A five-year lease with Transbrasil S/A Linhas Aereas was signed upon the acquisition of the aircraft. In June 1999, the aircraft was sold for proceeds of $40.1 million resulting in a gain of $24.4 million. The TIC was liquidated in 2000.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All amounts as of and for the year ended December 31, 2000 is unaudited.

     OPERATIONS

The aircraft in the TIC was managed under a continuing management agreement by PLM Investment Management, Inc. (IMI), a wholly-owned subsidiary of FSI. IMI received a monthly management fee from the TIC for managing the aircraft (Note
2). FSI, in conjunction with its subsidiaries, sells transportation equipment to investor programs and third parties, manages pools of transportation equipment under agreements with the investor programs, and is a general partner in limited partnerships.

     CASH AND CASH EQUIVALENTS

All cash generated from operations is distributed to the owners, accordingly, the TIC has no cash balance at December 31, 2000.

     ACCOUNTING FOR LEASES

The aircraft under the TIC was leased under an operating lease. Under the operating lease method of accounting, the leased asset is recorded at cost and depreciated over its estimated useful life. Rental payments are recorded as revenue over the lease term in accordance with Financial Accounting Standards Board Statement No. 13 "Accounting for Leases". Lease origination costs are amortized over the life of the lease.

     DEPRECIATION

Depreciation of aircraft equipment was computed on the double declining balance method, taking a full month's depreciation in the month of acquisition, based upon estimated useful lives of 12 years. Acquisition fees of $1.6 million, which were paid to FSI, were capitalized as part of the cost of the equipment and depreciated over the life of the aircraft. Major expenditures that were expected to extend


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                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     DEPRECIATION (continued)

the equipment's useful life or reduce future equipment operating expenses were capitalized and amortized over the estimated remaining life of the equipment.

     AIRCRAFT

In accordance with the Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", FSI reviewed the carrying value of the equipment under the TIC at least quarterly, and whenever circumstances indicated that the carrying value of an asset may not be recoverable in relation to expected future market conditions for the purpose of assessing recoverability of the recorded amounts. If projected undiscounted future cash flows and fair value were less than the carrying value of the equipment, a loss on revaluation would have been recorded. No reductions to the carrying value of equipment were required during 1999.

     REPAIRS AND MAINTENANCE

Repair and maintenance cost to aircraft are the obligation of the lessee.

     NET INCOME AND CASH DISTRIBUTION TO OWNERS

The net income and cash distributions are allocated to the owners based on their percentage of ownership in the TIC.

     COMPREHENSIVE INCOME

The TIC's net income is equal to comprehensive income for the years ended December 31, 2000 and 1999.

2.   GENERAL PARTNER AND TRANSACTIONS WITH AFFILIATES

Under the equipment management agreement, IMI received a monthly management fee equal to (i) 10% of the amount of Cash Flows from operations, for PLM Equipment Growth Fund and (ii) 5% of gross revenues for PLM Equipment Growth Fund VI and PLM Equipment Growth & Income Fund VII. The TIC's management fee expense to affiliate was $0.1 million during 1999. The TIC did not incur any management fee expense to affiliate during 2000.

FSI  and  its  affiliates   were   reimbursed   $0.1  million  by  the  TIC  for
administrative services performed on behalf of the TIC during 1999. No administrative services were performed on behalf of the TIC during 2000.

3.   EQUIPMENT

Revenues were earned by placing the aircraft in operating leases. A five-year lease with Transbrasil S/A Linhas Aereas was signed upon the acquisition of the aircraft in 1993.

The original lease expired in September 1998. After the original lease expired, the aircraft was on a month-to-month lease until April 1999, upon which the aircraft went off-lease. In June 1999, the aircraft was sold for proceeds of $40.1 million, which resulted in a gain of $24.4 million. The proceeds consisted of cash of $36.5 million, engine reserves of $3.0 million, and $0.5 million in receivables related to unpaid rents and engine reserve fundings, which were netted against the security deposit.

                                   BOEING 767
                              (A TENANCY-IN-COMMON)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2000

4.   GEOGRAPHIC INFORMATION

The aircraft was leased and operated in South America.

5.   INCOME TAXES

The TIC was not subject to income taxes, as any income or loss was included in the tax returns of the individual partners owning the Partnerships. Accordingly, no provision for income taxes was made in the financial statements of the TIC.

As of December 31, 2000, there were no differences between the financial statements carrying value of assets and the income tax basis.

6.   CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subjected the TIC to concentrations of credit risk consist principally of lease receivables. The aircraft in the TIC was on lease to only one customer during 1999. This lessee, Transbrasil S/A Linhas Aereas, accounted for all of the revenue prior to the sale of the aircraft in June 1999. The aircraft was sold to AAR Aircraft and Engine Group.